Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2021, with respect to the consolidated financial statements of EQRx, Inc. included in the Proxy Statement of CM Life Sciences III Inc. that is made a part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-259054) and Prospectus of CM Life Sciences III Inc. for the registration of 415,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 23, 2021